                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of USA Networks, Inc. of our report dated January 26, 2000 relating to the financial statements of Precision Response Corporation, which appears in the Current Report on Form 8-K dated March 22, 2000 and the Current Report on Form 8-K/A dated March 23, 2000 of USA Networks, Inc.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
April 4, 2000